Exhibit 99.2

ZYNGA CEO DON MATTRICK TO DEPART; FOUNDER AND CHAIRMAN MARK PINCUS TO RETURN TO CHIEF EXECUTIVE OFFICER ROLE TO LEAD ZYNGA INTO NEXT CHAPTER

Zynga to Discuss First Quarter Financial Results on May 7, 2015 via Webcast

SAN FRANCISCO, Calif. – April 8, 2015 – Zynga Inc. (NASDAQ: ZNGA), a leading provider of social game services, today announced that current Chief Executive Officer Don Mattrick will depart the Company and the Board of Directors effective April 8, 2015. Mark Pincus, Zynga’s founder and chairman, will return to the role of Chief Executive Officer.

“Don joined us in a very important time in our evolution. I sincerely thank him for his leadership in better serving our players in a mobile first world and for delivering world class quality and value to our consumers,” said Mark Pincus. “The team’s hard work for our mobile players has resulted in bookings growing from 27% mobile bookings when Don joined to 60% by the end of last year. Further, to deliver unique and differentiated value to our mobile players, Don and the team acquired NaturalMotion. NaturalMotion has surprised and delighted the world with Clumsy Ninja and CSR Racing resulting in more than 160 million installs to date. I am inspired by our upcoming products – it is the most exciting slate of mobile games in Zynga’s history with titles like Empires & Allies, Dawn of Titans and FarmVille:Harvest Swap. These games are coming on the heels of one of the most successful mobile launches in our history with Wizard of Oz Slots, which was launched this past November by our Spooky Cool team in Chicago.”

Pincus continued, “Now that we are a mobile first company, it’s time to renew our focus on our founding mission to connect the world through games and our vision to make play and social games a mass market activity. I am returning to the company that I love in order to accelerate innovation in the most popular categories like Action Strategy and strengthen our focus on our core areas like Invest and Express. I look forward to partnering with our leaders to intensify our focus on social experiences for the millions of consumers who play our games.”

“When I joined the company in July 2013, Mark and I shared a vision of building a meaningful company that redefines entertainment in an increasingly mobile world. I am proud of the progress we have made together. I believe the timing is now right for me to leave as CEO and let Mark lead the company into its next chapter given his passion for the founding vision and his ability to couple our mobile progress with Zynga’s unique strengths. As a company, Zynga is in a stronger position today to serve mobile consumers and take advantage of the unprecedented growth opportunity across our industry. I am excited about the company’s trajectory and wish the best for Mark, Zynga and NaturalMotion as I plan to return to Canada to pursue my next challenge,” said Don Mattrick.

“Q1 was a strong quarter and we are confident in the outlook we gave during our Q4 2014 earnings call on February 12, 2015. Our teams are heads down and focused on our mobile-first product slate and we will be sharing details related to our product progress and financial performance during our Q1 earnings call on May 7, 2015,” said David Lee, Chief Financial Officer, Zynga.

At his request, Pincus will receive an annual salary of $1 in connection with his appointment to Chief Executive Officer.

First Quarter Conference Call

Zynga will hold a conference call to discuss financial results for its first quarter on Thursday, May 7, 2015 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), following the release of its financial results after the close of market. The live webcast of Zynga’s earnings conference call can be accessed at investor.zynga.com. Following the call, a replay of the webcast will be available through the website.

Mark Pincus Biographical Information

Mark Pincus is the Founder, Chief Executive Officer and Chairman of the Board of Directors at Zynga.

Pincus founded Zynga in 2007 and pioneered the social gaming industry, helping redefine entertainment and bring gaming to the mainstream. Since its founding, more than one billion people around the world have played and connected through Zynga games, and franchises including FarmVille and Words With Friends have become a part of people’s daily lives.

Pincus also founded Zynga.org in 2009, a nonprofit organization dedicated to using social games for social good. To-date, Zynga.org has raised more than $20 million by connecting millions of players with more than 50 nonprofit organizations around the world. In 2013, Zynga.org partnered with NewSchools Venture Fund to create co.lab, an education technology accelerator focused on enhancing the quality and reach of learning games and apps.

Pincus has pursued his passion for creating Internet products since 1995, when he founded FreeLoader, the first web-based push company. Later, he founded Support.com, a pioneer in automating tech support, and took it public. Then, in 2003, he launched Tribe.net, one of the first social networks. Pincus most recently founded superlabs in 2014, a San Francisco-based product lab focused on developing products that connect and empower people.

He graduated summa cum laude from University of Pennsylvania’s Wharton School of Business and earned an MBA from Harvard Business School. He is an angel investor in multiple Silicon Valley startups and made founding investments in Napster, Twitter and Facebook.

About Zynga Inc.

Zynga Inc. is a leading developer of the world’s most popular social games that are played by millions of monthly consumers. The company has created evergreen franchises such as FarmVille, Zynga Casino and Words With Friends. Zynga’s NaturalMotion, an Oxford-based mobile game and technology developer, is the creator of hit mobile games in popular entertainment categories, including CSR Racing, CSR Classics and Clumsy Ninja. Zynga games have been played by more than 1 billion people around the world and are available on a number of global platforms including Apple iOS, Google Android, Facebook and Zynga.com. The company is headquartered in San Francisco, California. Learn more about Zynga at http://blog.zynga.com or follow us on Twitter and Facebook.

Press Contacts:

Dani Dudeck, Zynga

dani@zynga.com

Stephanie Hess, Zynga

shess@zynga.com

Investor Relations Contact:

Eric Bylin, NMN Advisors

erik@nmnadvisors.com

Forward-Looking Statement

This press release contains forward looking statements relating to, among other things, our expectations for first quarter financial results the appointment of Mark Pincus as our new Chief Executive Officer, the resignation of Don Mattrick from his position as Chief Executive Officer and from his seat on our Board of Directors, our future operational plans, strategies and prospects, the strength of our future games slate, including our planned launch of mobile first games including games in the Action Strategy category, our ability to grow mobile bookings, our ability to accelerate innovation and execute against our strategy and deliver long term value for our shareholders, consumers and employees, our ability to build on our social legacy in both our web games and our new mobile games and our ability to take advantage of the growth opportunity across our industry. Forward-looking statements often include words such as “outlook,” “projected,” “intends,” “will,” “anticipate,” “believe,” “target,” “expect,” and statements in the future tense are generally forward-looking. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties, and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance. Factors that could cause or contribute to such differences include, but are not limited to, our relationship and or agreements with key partners, including platform partners, our ability to launch and monetize new games in a timely fashion, our ability to address technical challenges as they may arise, competition, the changing interest of players, intellectual property disputes or other litigation, our ability to retain key employees and retain and attract new talent and our ability to work as a team to execute against our strategy, acquisitions by us, and changes in corporate strategy or management.

More information about factors that could affect our operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the three months ended September 30, 2014 and in our Annual Report on Form 10-K for the year ended December 31, 2014, copies of which may be obtained by visiting our Investor Relations web site at http://investor.zynga.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. There is no guarantee that the circumstances described in our forward-looking statements will occur. We assume no obligation to update such statements. The financial results we report in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 could differ materially from the outlook we provided on our Q4 Earnings Call, due to, among other things, the fact that the Company has not yet closed its books for the quarter, and frequently makes accounting adjustments during the quarterly close process.